Exhibit 10.53

Bank of Beijing
C12014

Contract Number:  0207899

Loan Contract
(Suitable for corporate customer’s working capital loan)

Borrower: Beijing Wowjoint Machinery Co. Ltd.

Lender: Bank of Beijing, Shangdi Branch

Contract Signing Date: March 20, 2014

Loan Contract

Borrower: Beijing Wowjoint Machinery Co. Ltd.
Organization code: 75961712-9
Business license: 11010200670432
Legal representative/responsible person: Liu Yabin
Address: Du Shi Industrial Park, Songzhuang Town, Tongzhou Dist., Beijing, P.R. China or 1108 A Block, Tiancheng Mansion, #2 Xinfeng Rd., Deshengmenwai St, Xicheng District. Beijing, P.R. China
Zip code: 101118
Telephone: 89579330
Fax: 89579553
Contact person: Rui Peng

Lender (hereinafter referred to as “Bank of Beijing”): Bank of Beijing, Shangdi Branch
Legal representative/responsible person: Yu Guirui
Position: Branch Manager
Address: 1 Shangdixinxi Road, Haidian District, Beijing
Zip code: 100085
Telephone: 82895586
Fax: 82895592

In accordance with the “Law of the People’s Republic of China on Contract”, the following contract conditions and General Terms and Conditions for Loan Contract, the Borrower and the Bank of Beijing (hereinafter referred to as “both parties”) make this contract on the signing date stated on the cover at the place of domicile of Bank of Beijing through cooperative/friendly negotiation.

A. Associated contract (fill when appropriate):
This contract is a specific business contract numbered [0159579] and signed between the accrediting party Bank of Beijing, Shangdi Branch and the accredited party Beijing Wowjoint Machinery Co. Ltd., under the Comprehensive Credit Contract.

B. Loan amount and period:
B.1 The loan currency under this contract is RMB, and the loan amount is (in case of discrepancy of amounts in words and in figures, the amount in words shall prevail, the same below): (in words) five million Yuan only, (in figures): RMB 5,000,000.00 Yuan.

B.2 The period for this loan contract is 12 months since the first withdrawal date.

B.3 The expiry date of loan shall be the date on which the loan period specified in B.2 expires.

C. Contract interest rate:
C.1 In case of RMB loan, the contract interest rate shall be determined based on the base interest rate on the withdrawal date ☑upward 15%. The contract interest rate during the loan period shall be adjusted XXX times.

C.2 In case of foreign currency loan, the contract interest rate shall be determined based on the HIBOR (for HK currency) or LIBOR (for other foreign currencies) interest rate (which is the rate on the second working day before the withdrawal date) with a XXX months period, with increased base point not less than [XXX BP], for which the value stated in the loan receipt approved by the Bank of Beijing shall prevail.

C.3 Before the loan under this contract is fully repaid, the above contract interest rate during the loan period shall float as per 2.4 hereof.

D. Withdrawal plan, use of loan and account monitoring:
D.1 The withdrawal period is XXX days, commencing on the signing date.

D.2 The Borrower shall use loan funds in accordance with the stated purpose in the loan receipt approved by the Bank of Beijing. However the Borrower shall use entrust payment method if single payment exceeds RMB10,000,000.

D.3 Loan funds shall be transferred to the Borrower’s bank account opened at the Bank of Beijing with account number of 01090946300120102114378 (if the Borrower and the Bank of Beijing mutually agree to change, the new account number shall be stated in the loan receipt). The Borrower shall use this account to make payment to third parties using the loan funds, and shall accept the inspection and supervision of Bank of Beijing.

D.4 The Borrower shall at Bank of Beijing (name of opening branch) set up a bank account with number of 01090946300120102114378 with account name of Beijing Wowjoint Machinery Co. Ltd. as the account for return of funds (can be changed with the approval of Bank of Beijing). The Borrower shall quarterly report to Bank of Beijing account information regarding return of funds and transaction flows, and promise to cooperate with Bank of Beijing’s inspection and supervision. For the above account, Bank of Beijing shall inspect, supervise and manage in accordance with terms agreed in this contract.

E. Purpose of loan: purchase raw materials, daily working capital.

F. Principal repayment plan:
All principal shall be repaid by the final maturity date, and will be repaid in lump sum at maturity.

If repaid in installment per the following plan, and the specific repayment plan in the loan receipt approved by the Bank of Beijing shall prevail (unit: RMB):

XXX

G. Interest repayment plan:
All interest shall be repaid by the final maturity, and will be repaid by installment during the loan period on the 21st day of the last month of each quarter every quarter.

K. Borrower’s commitments on key financial indexes:
(a) The ratio of tangible net assets (paid-up capital stock plus capital accumulation fund) to total liability does not exceed [XXX%];
(b) Minimum net assets not less than RMB (in words) [XXX%];
(c) Total annual pre-tax profits not less than RMB (in words) [XXX%];
(d) The ratio of circulating assets to circulating liabilities (i.e. current ratio) not less than [XXX%];
(e) The ratio of profits before tax and interest to interest expenses (interest coverage ratio) not less than [XXX%].

M. Guarantee (the guarantee document shall prevail):
Surety guarantee: name of guarantor: Beijing Zhongguancun Sci-tech Guaranty Co., Ltd.

U. Appendix (loan receipt and the following appendix are part hereof): XXX.

W. Compulsory enforcement notarization:
No compulsory enforcement notarization is required for this contract.

X. Special agreement:

Blank

Y. The Borrower hereby acknowledges that: Bank of Beijing has drawn his attention to clauses relating to responsibility or rights limitations, and has given full explanations and descriptions of the contract, and that revision and addition (if any) agreed between both parties have been stated in the special agreement column or supplementary agreement; through full review and discussion with Bank of Beijing, the Borrower fully understands and agrees all contents hereof including Terms and Conditions of Loan Contract, General Terms and Conditions and Appendix of Contract, without doubts or objections.

Z. Signing of both parties:

Borrower (seal)	Bank of Beijing (seal):

Legal representative	Responsible person
Or Authorized representative: Liu Yabin	Or Authorized representative: Yu Guirui

General Terms and Conditions for Loan Contract

1. Definitions and explanations
1.1 Unless otherwise expressly noted, the following terms in this contract shall have the following meanings:

This contract: refers to the whole part consisting of all of the following documents: Terms and Conditions of Loan Contract (Clauses A-Z as main contents), General Terms and Conditions of Loan Contract, loan receipt signed by both parties, other appendixes of contract listed in Clause U hereof, and other documents (including, but not limited to, supplementary agreement, commitment letter, etc.) which legally and effectively determine both parties’ rights and obligations under this contract; however, it specially refers to the corresponding clauses of Terms and Conditions of Loan Contract and General Terms and Conditions of Loan Contract when clauses hereof are cited without different description.

Base interest rate: it refers to the legal base interest rate for RMB loan of corresponding period issued by the People’s Bank of China (if the legal base interest rate of such period is cancelled, then the base interest rate determined and issued by the Bank of Beijing shall prevail); base interest rate over the same period refers to the base interest rate determined as per the agreed period as defined in Clause B.2.

LIBOR (HIBOR): it refers to the London (Hongkong) Interbank Offered Rate issued on relevant webpages of authoritative financial telecommunications such as Reuters or Bloomberg at about 11am of London (Hongkong) time on the very day. The data of the previous last day shall prevail if the above interest rate data is not available.

Entrusted Payment: based on the Borrower’s withdrawal request and entrusted payment authorization, Bank of Beijing shall transfer the loan funds to the transaction counterparties through the Borrower’s account, in accordance with agreed loan purpose under this contract.

Self Payment: based on the Borrower’s withdrawal request, Bank of Beijing shall transfer the loan funds to the Borrower’s account, then the Borrower shall make payment directly to the transaction counterparties, in accordance with agreed loan purpose under this contract.

Guarantee documents: they refer to any documents such as guarantee contracts, guarantee clauses and guarantee letter, and commitments signed or agreed by guarantor for setting guarantee.

Laws and regulations: they refer to the laws, administrative regulations and judicial interpretations by the Supreme People’s Court applicable to the mainland of the People’s Republic of China, other than Hongkong, Macao and Taiwan.

Financial rules: they refer to the rules, regulations and instructions given by the bank regulatory bodies, the People’s Bank of China and foreign exchange management department.

Working day: it refers to any day on which commercial banks in the city where the Bank of Beijing is located provide services for corporate customers, excluding legal festivals and holidays, Saturday and Sunday, but including Saturday and Sunday on which the public shall work as per government’s temporary regulation.

Corresponding date: corresponding date by month refers to the same date each month corresponding to the first loan withdrawal date under this contract (if no corresponding date, refers to the last date of the month). Corresponding date by quarter refers to the same date in the last month of each quarter corresponding to the first loan withdrawal date under this contract (if no corresponding date, refers to the last date of the last month of each quarter). Corresponding date by year refers to the same date each year corresponding to the first loan withdrawal date under this contract (if no corresponding date, refers to the last date of that particular month).

1.2 Any terms having been defined in this contract shall have the same meaning in any document hereunder or made as per this contract, unless otherwise expressly specified in the document.

2. Loan
2.1 See Clause B hereof for the loan currency, amount and loan period under this contract. The specific amount of each loan which actually occurs hereunder shall be the amount stated on the loan receipt, which constitutes part hereof.

2.2 The Borrower may withdraw a loan in the withdrawal period agreed in Clause D hereof, and change of withdrawal plan shall be subject to the consent of the Bank of Beijing. Any loan amount not withdrawn after expiry of the withdrawal period will be cancelled automatically and may not be withdrawn any more. Whenever the Borrower requests a withdrawal, the Bank of Beijing shall not be obliged to grant a loan, unless all of the following conditions are met:

(1) The guarantee document specified in Clause M hereof has been made, with handover and registration procedures completed.

(2) The Borrower has completed account opening and other procedures reasonably required by the Bank of Beijing, and has provided the Bank of Beijing with documents and relevant certificates reasonably stating its specific capital use and capital flow arrangement, and the Bank of Beijing has raised no objections after review. When this Contract is a credit contract as stated in Clause A, sufficient available limit shall be reserved for the Borrower hereunder.

(3) No defaults hereunder are performed by the Borrower, and no defaults hereunder are performed by the guarantor.

(4) Laws and regulations, financial rules and national credit policy effective at that time neither impose significant influences on contract performance by one party hereto, nor prohibit or restrict loan granting or withdrawal hereunder.

(5) Other conditions as agreed herein or in laws and regulations and financial rules.

2.3 If the Borrower meets withdrawal conditions, the Bank of Beijing shall grant a loan in full amount within 3 working days. The loan shall be deemed as having been withdrawn and used by the Borrower once the loan is transferred to the Borrower’s account, and the day shall be the withdrawal day of this loan and the loan interest shall commence from that day as per the contract interest rate. When an RMB loan is withdrawn in several times, the contract interest rate shall be determined for each withdrawal respectively based on the base interest rate over the same period on the very day and the floating range stated in Clause C.1 hereof.

If using the entrusted payment method through Bank of Beijing, (i) the Borrower shall at least 3 working days in advance (or other period reasonably agreed by Bank of Beijing) provide completed commercial contracts and other related transaction documents (including but not limited to transaction subject being clear with complete signature, filling out standardized transaction documents or evidence). Before releasing loan funds, Bank of Beijing shall verify whether the above info meets the agreed conditions in this contract. After Bank of Beijing’s verification, the loan funds shall be transferred to the Borrower’s transaction counterparties through the Borrower’s account (no need for the Borrower to separately provide settlement evidence). The Borrower shall make a good record. The time when the loan funds arrives at the account of the transaction counterparties shall be determined in reference to the arrival time of the exchange settlement  as well as the opening time of the related system. The transaction fees based on Bank of Beijing’s rate standard effective at the time of payment shall be deducted from the Borrower’s account by transaction or in aggregate by Bank of Beijing (unless the Borrower takes the initiative to pre-pay separately); (ii) the Borrower shall be responsible for any delay in loan withdrawal or entrust payment caused by the incomplete, unqualified, untimely information submitted by the Borrower or there is reasonable doubt regarding the information; (iii) Due to the Borrower’s abnormal account status, the Borrower’s transaction counterparties’ incomplete, inaccurate or abnormal account status, inter-bank payment or settlement systems, or other problems unrelated to Bank of Beijing, after arriving in the Borrower’s bank account the loan funds cannot pay to or arrive in time at the Borrower’s transaction counterparties’ accounts. Any transaction fees, loan interest or other negative consequences such as loss and delay resulting from the above scenarios shall be borne by the Borrower. But Bank of Beijing shall use reasonably efforts to continue the payment procedures, or leave funds in the Borrower’s account/pending account and notify the Borrower to complete the relevant procedures.

If using the self payment method, the Borrower shall provide timely loan usage plan as required by Bank of Beijing, and after loan withdrawal shall within the 10th day of each month provide aggregated fund payment info to Bank of Beijing. Bank of Beijing shall have the right to analyze the account, verify the fund transfer evidence or on-site investigation in order to confirm whether the loan fund payment is in accordance with the terms of this contract. The Borrower shall cooperate.

The loan funds shall be entrusted to pay through Bank of Beijing or the Bank of Beijing shall be able to monitor usage. Before the debt in this contract is fully repaid, Bank of Beijing shall have the right to refuse to sell checks, conduct deposit and withdrawal, open internet banking, phone banking or other methods for monitoring related accounts and the fund usage within the accounts.

During the loan payment process, if Bank of Beijing finds that the Borrower experiences credit decline, its main business profitability is not strong or has unusual usage of loans, Bank of Beijing shall have the right to request change in how loan funds are used. The Borrower shall accept and cooperate.

2.4 As the loan hereunder is a loan with floating interest rate, the contract interest rate shall float during the loan period in such a manner: (i) for an RMB loan, the contract interest rate shall be adjusted automatically and calculated in sub-stage in accordance with the base interest rate over the same period applicable at that time and the floating range as stated in C.1 hereof, from corresponding date (first day of each calendar month, first day of each calendar quarter, and Jan. 1 of each year) respectively, in the adjustment frequency (as per month, quarter and year) as agreed in C.1 hereof; (ii) in case of foreign currency loan, the contract interest rate for each interest period (including the first day and excluding the last day) shall be the LIBOR (HIBOR) rate (annual interest rate expressed in percentage) for corresponding currency and period on the second business day of such foreign currency one day prior to the starting day of such interest period, plus the increased base point value (100 BPs as 1%) agreed in C.2 hereof; automatic interest rate adjustment above shall not be deemed as change to the contract. When the contract interest rate is converted from annual interest rate to daily interest rate, Hongkong dollar shall be calculated as per 365 days a year, and RMB and other currencies shall be calculated as per 360 days a year.

2.5 The Borrower warrants that this loan will be used for the purpose as stated in Clause E hereof, and warrants that such use purpose will not be in violation of provisions of laws and regulations and financial rules; the Borrower undertakes that it will not use this loan in items or services where use of commercial bank loans is prohibited by laws and regulations or financial rules. The Borrower shall obtain a written consent of the Bank of Beijing prior to change of use purpose.

2.6 The Borrower shall repay the principal of this loan as agreed in Clause F hereof, and repay loan interest as agreed in Clause G; an interest period shall commence from each interest repayment day (including) to the next interest repayment day (excluding) (the first interest period commences from the withdrawal date and the last interest period ends at maturity of the principal); When each loan principal is repaid, all interests incurred by such principal shall be settled, and all principal, interests and other amounts payable shall be settled on maturity. In case of non-working day, the Borrower shall deposit sufficient amount of money in its account in advance so that the Bank of Beijing can deduct from its account on the very day or on the sequent first working day after extension. Interest will be calculated as per the contract interest rate during such extension.

2.7 In order to repay relevant the amounts payable in a timely manner, the Borrower shall open and always maintain in the Bank of Beijing an account as stated hereof (in case of change of account, the changed account shall apply to this contract continually), and shall deposit full amount of money repayable to such account for deduction by the Bank of Beijing. The Borrower may also directly transfer money to its Bank of Beijing account for repayment, and shall timely notify the Bank of Beijing of such service No. for the repayment. The Bank of Beijing may, at its discretion, deduct any amount payable from any account the Borrower has opened in the Bank of Beijing Company system, and will notify the Borrower of such deduction in the form of bank account or other forms.

2.8 Unless otherwise there are substantial and sufficient opposite evidences, the bank voucher generated by the Bank of Beijing shall be effective evidence for loan granting and principal repayment hereunder.

3. Advance repayment and extension
3.1 The Borrower may not repay money during the withdrawal period. If the Borrower requests advance repayment after the withdrawal period, the Borrower shall, 30 days in advance, submit to the Bank of Beijing an irrevocable written application stating the proposed principal amount for advance repayment and the repayment plan for the remaining loan principal; where the Bank of Beijing consents in writing after review, the Borrower shall perform advance repayment on the advance repayment date, pay to the Bank of Beijing advance repayment compensation as specified in Clause N.1 hereof (advance years shall be the quotient obtained by dividing the actual day number from advance repayment date to the agreed maturity date by 365, with two decimals reserved), and settle all interests incurred by advance repaid principal and other amounts overdue. The remaining principal (if any) shall be repaid as per the new repayment plan consented by the Bank of Beijing (the last repayment date shall still be no later than the last maturity date). Where the Borrower fails to submit or both parties fail to reach a new repayment plan, reverse repayment shall apply (i.e. the advance repaid capital will be used to repay the amount that will be overdue at last); the contract interest rate shall not be adjusted by virtue of advance repayment or as per the period determined in the new repayment plan.

3.2 Where the Borrower requests an extension, the Borrower shall, at least 30 days before the maturity date, submit to the Bank of Beijing a written extension application stating extension reasons and repayment capital arrangement after such extension. After the Bank of Beijing consents through review and the Borrower meets the conditions required by the Bank of Beijing, both parties shall sign an extension agreement, with extension procedures handles as per such agreement. If the Bank of Beijing does not agree on extension or both parties fail to sign an extension agreement, the Borrower shall still perform repayment as agreed herein.

3.3 During the loan period, Bank of Beijing shall have the right to request the Borrower to prepay, based on the Borrower’s return of funds situation (including but not limited to the early return of funds marked for repayment, the Borrower’s available liquidity after repayment is sufficient for normal funding requirement, etc.). After the prepayment notice by Bank of Beijing arrives at the Borrower, the loan principal and interest is due on the date of prepayment designated by Bank of Beijing, and the Borrower shall timely repay as requested.

4. Commitment and guarantee
4.1 Both parties hereby undertake and guarantees to the other party that: (1) The party has the qualification and ability to enter into and perform this contract, and the person who signs this contract on behalf of the party has been fully authorized to enter into this contract; (2) The conclusion and performance of this contract by the party are not in breach of organization documents such as regulation, laws and regulations and financial rules and other law documents it shall observe, and the party has obtained any necessary internal and external authorization, permission and filing so that this contract is legally binding to the party and lawfully enforceable.

4.2 The Borrower undertakes and guarantees to perform the following obligations before performance of this contract is completed:
(1) The Borrower is always a legal entity that is established lawfully and operates continually, and will handle legal procedures such as annual inspection. The borrower shall, prior to conclusion of this contract and application for withdrawal each time, submit to the Bank of Beijing true and complete information regarding financial and operation conditions of the Borrower and other important information in connection with this contract.

(2) The Borrower shall have sufficient and legal repayment sources that match with the repayment plan, and sufficient repayment capability, and ensure that relevant capital and resources support under the production and operation projects for which loan is used are in place timely and in full amount so that the projects can go on smoothly.

(3) Production and operation comply with laws and regulations, environmental protection requirements, tax regulations set forth in laws and regulations and other provision, and necessary approval and permission documents are obtained timely and lawfully and effectively.

(4) The Borrower accepts and actively coordinates the Bank of Beijing’s inspection and supervision concerning its financial and operation conditions, and the use of loan hereunder, including, but not limited to: (i) reasonably stating the capital flow of each loan hereunder as required by the Bank of Beijing, providing relevant repayment voucher and evidence, and proving conformance to this contract; (ii) by the end of April each year, submitting to the Bank of Beijing complete audited financial statements (including notes) of previous year and audit reports, and submitting, the first month of each quarter, to the Bank of Beijing copies of financial statements such as balance sheet, profit and loss statement, and cash flow statement (in case of audited half-year or quarterly financial statements, the complete audited statements and audit reports shall be provided).

(5) All application information, financial statements and other information provided to the Bank of Beijing are true, complete, lawful and effective, without any fraud, significant omission or misleading.

(6) Where the Borrower performs merger, division, reduces registered capital, applies for close of business for rectification/ takeover / disbanding / bankruptcy or items that affect the existence of the applicant or its continual operations, the Borrower shall, at least 30 days in advance, notify the Bank of Beijing of such item and obtain the Bank’s written consent; if a third party requests or an administrative/judicial organ orders the Borrower to close its business for rectification / takeover / disbanding / bankruptcy, or suspend or cancel its operation license for main operating business or major business, the Borrower shall notify in writing the Bank of Beijing of such condition as soon as possible (no later than 3 working days) after notification, and take measures timely for remedy.

(7) When the Borrower makes any changes to industrial and commercial registrations, top ten shareholders, directors, financial officer, or contact address, it shall notify the Bank of Beijing of such item as soon as possible (no later than 5 working days).

(8) Where the Borrower provides any guarantee (or liability responsibility or similar arrangement of guarantee nature) for a third party or reaches with a third party partner / contracting operation, waiver of significant creditor’s rights, acquisition for restructuring, transfer of main business or similar significant transaction that may reduce the Borrower’s repayment capability, the Borrower shall obtain written consent from the Bank of Beijing in advance, except that the above items will not impose significant adverse influences on the Borrower’s capability to perform this contract and that the total amount or total guarantee amount of the above-mentioned significant transaction does not exceed 30% of total assets of the Borrower and 50% of its net assets.

(9) The Borrower shall notify timely in writing the Bank of Beijing of any affiliated transaction with a total amount up to or exceeding more than 10% of its net assets (affiliated parties and affiliated transaction shall be identified in accordance with Chinese accounting standards or international accounting standards lawfully applicable to the Borrower), including: affiliating relations of transaction parties, transaction items and property, transaction amount or corresponding proportion, pricing policy (including transactions with no amount or with only symbolistic amount), etc. and the Borrower shall not perform affiliated transaction in which registered capitals are withdrawn, bank capital or credit is obtained through fictitious transaction, liabilities are evaded through asset transfer, or transactions that severely impair its repayment capability or illegal transactions such as money laundering.

(10) The Borrower shall always observe the commitment as stated in Clause K hereof, and will maintain in agreed scope relevant financial indexes (calculated in accordance with Chinese accounting standards or international accounting standards lawfully applicable to the Borrower).

(11) The Borrower will not distribute dividend or bonus to shareholders in any form when the net profit after tax of an accounting year is zero or negative, or the net profit after tax is not sufficient to cover the accumulative losses of previous accounting years, or when the profit before tax is not sufficient to settle next loan principal repayable.

(12) The Borrower shall, no later than the first withdrawal date, provide the Bank of Beijing with the Guarantee as agreed in Clause M hereof, see guarantee document for details. The Borrower warrants to maintain the pledge rate and mortgage rate thereunder in the range (if any) as agreed thereunder; the Borrower undertakes that it fully understands, agree and accepts the clauses and contents contained in relevant guarantee documents, and warrants that all guarantees submitted to the Bank of Beijing based on relevant guarantee documents are lawful, effective and lawfully enforceable.

5. Expenses of taxation
The Borrower and the Bank of Beijing shall bear the stamp tax payable hereunder respectively. The taxes and administrative fees imposed by the government or organs exercising administrative management authority (except those taxes the Bank of Beijing shall bear lawfully on its own) and notarial fees (if any), and guarantee fees (if any) shall be borne by the Borrower.

6. Default and remedy measures
6.1 The occurrence of any one or more of the following shall constitute default of the Borrower:

(1) The Borrower fails to use the loan as agreed herein, or fails to repay, on schedule and in full amount, the interest, principal or other amounts payable.

(2) The Borrower fails to (or states expressly or indicates by act that it will not) completely perform any commitment, guarantees, obligations or responsibilities hereunder in an appropriate way.

(3) Any guarantor fails to completely perform any commitment, guarantees, obligations or responsibilities under the guarantee document in an appropriate way, or other default events under the guarantee document occur, or the mortgage / pledge (if any) experiences damage, loss, transfer of ownership, seal up / freezing / seizure or enforcement, or the guarantee document or the guarantee right of the Bank of Beijing is identified as invalid, cancelled or rescinded without written consent of the Bank of Beijing.

(4) Any significant credit financing, guarantee, indemnification or other repayment obligation of the Borrower cannot be performed at maturity, or the operating license for the main business or major business is suspended or cancelled, or the Borrower is involved in procedures such as close of business for rectification / takeover / disbanding / declaration of bankruptcy.

(5) The Borrower’s financial or operating conditions experience significant adverse changes, or produce bad credit records, or are involved in disputes or administrative penalty that may impose significant adverse influences on its repayment capability or the performance of this contract, or other conditions occur that may impose severe adverse influences on the creditor’s right or security interest.

6.2 Where the Borrower fails to repay, on schedule and in full amount, any loan principal and interests payable or other amounts payable, additional penalty interest for the unpaid amounts shall be paid as per day at 150% of contract interest rate applicable for the same period (overdue penalty interest rate); where the Borrower uses a loan for a purpose that does not comply with contract provisions or provisions set forth in laws and regulations or financial rules, it shall immediately repay the principal and interest for the above loan used in breach of contract, and additional penalty interest for such loan shall be paid as per day for the breach period at 200% of contract interest rate applicable for the same period (appropriation penalty interest rate); where the loan is used in breach of contract and is also overdue, appropriation penalty interest rate shall apply. Penalty interest as state above does not influence other breach remedy rights of the Bank of Beijing.

6.3 Should any breach event hereunder occur to the Borrower, the Bank of Beijing shall have the right to exercise its breach remedy rights as agreed herein or in accordance with provisions set forth in laws and regulations and financial rules, including, but not limited to, requirement for correction of breach, stopping granting loan, payment of penalty interest, exercise of security interest and right of lien according to law, declaration of immediate maturity of whole or part debt hereunder, declared collection, requirement for compensation of loss and payment of all expenses and fees (including, but not limited to, law expenses/arbitration expenses, disposal expenses such as evaluation / appraisal/auction, attorney fee, investigation fee, travel expenses and other reasonable fees) to the Bank of Beijing incurred in connection with realization of creditor’s right and security right.

6.4 Where the currency of amount collected by the Bank of Beijing for exercising rights differs from the currency of the amount unpaid by the Borrower, such amount shall be exchanged at the exchange rate issued by the Bank of Beijing for the currency of amount sold and unpaid and currency of amount purchased and collected, to settle creditor’s right of Bank, and any exchange rate loss and fees for exchange so incurred shall be borne by the Borrower. The Borrower shall be obliged to coordinate in handling exchange procedures.

6.5 The amounts collected by the Bank of Beijing for exercising rights shall settle its creditor’s rights in the following sequence: (1) expenses and fees for realization of creditor’s rights and security interest, and other fees that the Borrower shall bear, (2) damages, compensation and penalty, (3) penalty interest, (4) loan interest, (5) principal, (6) other amounts payable; however, the Bank of Beijing may change the said settlement sequence. If the Borrower has many amount payable, the settlement sequence determined by the Bank of Beijing shall prevail.

6.6 Where one party undergoes force majeure and has provided the other party with evidence issued by authoritative organ within 5 working days after occurrence, corresponding liabilities for breach of contract may be exempted according to laws, however, in order to avoid doubt, both parties hereby conform that corresponding liabilities for breach of contract may be exempted when the Borrower undergoes force majeure, however, the Borrower shall still have the obligation to repay the principal of loan withdrawn, loan interest calculated as per contract interest rate and fees for realization of creditor’s rights and security interest.

7. Governing laws and dispute settlement
7.1 This contract shall be governed by the laws and regulations of the People’s Republic of China; and all disputes hereunder and in connection with this contract shall be settled through friendly consultation. If no agreement is reached, the dispute may be referred to the people’s court of the place where the Bank of Beijing is located.

7.2 Where the guarantee document contains express written agreement regarding law application and dispute settlement thereunder, such agreement applies. If there is not written agreement, or written agreement is not express, or the agreement is invalidated or cancelled according to laws, the laws and regulations of the People’s Republic of China apply and the disputes may be referred to the people’s court of the place where the Bank of Beijing is located.

8. Supplementary articles
8.1 This contract is a specific business contract under relationship contract (if any) as stated in Clause A hereof. Items not mentions herein shall be subject to provisions under the relation contract. In case of any discrepancy between the two, this contract shall prevail. Where there are discrepancies between the special agreement in Clause X hereof and other clauses of body hereof, the special agreement shall prevail; the appendixes as listed in Clause U hereof shall constitute part of this contract. Unless otherwise expressly agreed in writing in the body of this contract or appendixes hereof, the body of this contract shall prevail in case of any discrepancy between such appendixes and the body of this contract.

8.2 Where any party sends a notice or document hereunder: (1) in form of personal delivery or entrusted delivery, the delivery date shall be the date on which the notified party or its receipt agent signs for receipt; (ii) in form of express mail service or intracity registered mail (including municipal area and suburb), the delivery date shall be the third day after the mail is sent; (iii) in other mail methods, the delivery date shall be the seventh day after the mail is sent; if there is discrepancy between the delivery date as determined as per provisions above and the actual receiving date or formal signing date of the notified party, the earlier date shall prevail. However, in order to avoid any doubt, both parties hereby confirm that any document which the Bank of Beijing requires the Borrower to submit personally shall be directly submitted by a designated person to the person authorized by the Bank of Beijing. Any party who changes its contact way shall notify the other party; otherwise the other party shall still have the right to deem the contact way prior to such change as valid.

8.3 The Bank of Beijing may provide information regarding this contract to the credit system and information base established through powerful government departments.

8.4 Unless otherwise agreed herein, any party shall be obliged to keep confidential any commercial secrets procured during conclusion and performance of this contract and belonging to the other party, and other undisclosed information the party expressly requires keeping confidential before the above information loses privacy. Without written permit of the other party, such information shall not be publicly disclosed or disclosed to any third party; However, disclosure by one party of such information in accordance with provisions of relevant laws and regulations, as required by powerful organs or the exchange where listing is made, or as reasonably required by this contract to this party’s auditor, financial advisor, legal advisor or other intermediaries (such party shall ask such intermediaries and their staff to assume confidentiality obligation) shall not be deemed as default of confidentiality obligation.

8.5 The effect of this contract is independent of guarantee document, relationship contract (if any) and any contract / agreement / commitment, without being influenced by the validity and enforceability of the above documents. Where any clauses or contents hereof are cancelled or identified as being invalid according to laws, the effect of other clauses and contents shall not be influenced and still remain valid. Failure to exercise corresponding remedy rights by the other party in case of default by one party shall not be deemed as waiver of such rights or permit of such default.

8.6 This contract is entered into by and between the Borrower and the Bank of Beijing on the contract signing date at the place of domicile of Bank of Beijing, and shall take effect after it is signed by the legal representative / responsible person / authorized representative and sealed with company seal (or contract seal recognized by a document with company seal). This contract is made in three originals (corresponding number of originals shall be signed if notarization is required or if guarantee registration procedures are handled), with the Bank of Beijing holding two originals and the Borrower holding one original. Each original has equal legal effect. In case of guarantor, the Borrower shall be responsible for provide a copy of this contract for the guarantor, however, failure to do so by the Borrower will not impose adverse influences on the Bank of Beijing’s creditor’s rights and security interests.

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